Exhibit 10.23

Cerulean Pharma Inc.

840 Memorial Drive

Cambridge, MA 02139

March 31, 2013

Dear Oliver:

On behalf of Cerulean Pharma Inc. (the “Company”), I am pleased to set forth below and in the attached documents the vesting terms and conditions of the options granted to you by the Company’s Board of Directors on December 27, 2012 and February 7, 2013 (together, the “2012 Option Award”). Your 2012 Option Award agreement (the “Option Agreement”) is attached hereto as Attachment 1. A cash bonus award (the “Contingent Consideration Award”), which shall be payable to you only if the consideration payable in connection with a Change of Control (as such term is defined in the award documents attached hereto) of the Company is not payable in its entirety upon the closing of such Change of Control, is attached hereto as Attachment 2. Together, we refer to the 2012 Option Award and the Contingent Consideration Award as the “Award”.

In addition, by signing below under “Participant’s Acceptance” and as a condition to the Company’s issuance of the 2012 Option Award, you hereby agree and acknowledge that, notwithstanding anything to the contrary in the certain Employment Agreement dated April 8, 2009 between you and the Company (the “Employment Agreement”), the Performance Vested Shares (as defined in the Option Agreement) shall not vest pursuant to Section 7(b) of the Employment Agreement.

IN WITNESS WHEREOF, the Company has caused this Award to be executed under its corporate seal by its duly authorized officer. This Award shall take effect as a sealed instrument.

CERULEAN PHARMA INC.

By:	/s/ Jean M. Silveri

Name:	Jean M. Silveri

Title:	General Counsel

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Award, which is constituted of the 2012 Option Award and the Contingent Consideration Award, and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2007 Stock Incentive Plan.

PARTICIPANT:

/s/ Oliver Fetzer
Dr. Oliver Fetzer
Address:	130 Beard Way
Needham, MA 02492

Attachment 1

Cerulean Pharma Inc.

Incentive Stock Option Agreement

Granted Under 2007 Stock Incentive Plan

1.	Grant of Option.

This agreement evidences the grant by Cerulean Pharma Inc., a Delaware corporation (the “Company” or “Cerulean”), (a) on December 27, 2012 (the “First Grant Date”) to Dr. Oliver Fetzer, an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2007 Stock Incentive Plan, as amended (the “Plan”), a total of 1,299,653 shares (the “First Option Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at $0.27 per Share and (b) on February 7, 2013 to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, a total of 775,977 (the “Second Option Shares” and, together with the First Option Shares, the “Shares”) of Common Stock at $0.27 per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on December 26, 2022 with respect to the First Option Shares (the “First Final Exercise Date”) and on February 6, 2023 with respect to the Second Option Shares (the “Second Final Exercise Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) to the maximum extent permitted by law. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) as follows:

(a) Four Hundred Eighty Six Thousand Four Hundred Seventy Five (486,475) of the Shares (the “Time-Vested Shares”) shall vest as follows: 1/4th of the Time-Vested Shares shall vest on December 31, 2013 and an additional 1/48th of the Time-Vested Shares shall vest at the end of each calendar month thereafter until December 31, 2016, provided in each case that the Participant continues to be an Eligible Participant (as defined below) on each applicable vesting date[; provided, further, that notwithstanding anything to the contrary in this Section 2(a) or elsewhere in this Agreement, in the event the Participant’s employment with the Company terminates due to the circumstances set forth in Section 7 of the Employment Agreement dated April 8, 2009 between the Participant and the Company (the “Employment Agreement”), this option shall vest as to all 486,475 Time-Vested Shares covered by this Section 2(a) immediately prior to the effectiveness of such termination]. All of the Time-Vesting Shares vesting pursuant to this Section 2(a) shall be from the First Option Shares and accordingly the right to purchase such shares shall expire on the First Final Exercise Date, or earlier pursuant to the terms of this Agreement and the Plan.

(b) The remainder of the Shares subject to this option (One Million Five Hundred Eighty Nine Thousand One Hundred Fifty Five (1,589,155) Shares (the “Performance-Vested Shares”)) shall vest either: (i) immediately prior to a Change of Control (as defined below), in accordance with Schedule 1 hereto or (ii) following the time when the Company’s Common Stock is registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is quoted, listed or traded on an over-the-counter market or a national securities exchange (a “Public Trading Event”), in accordance with Schedule 2 hereto, provided, in each case, that the Participant continues to be an Eligible Participant on the applicable vesting date. Of the 1,589,155 Performance-Vested Shares vesting pursuant to this Section 2(b), Eight Hundred Thirteen Thousand One Hundred Seventy Eight (813,178) Shares shall be from the First Option Shares and the right to purchase such shares shall expire on the First Final Exercise Date and Seven Hundred Seventy Five Thousand Nine Hundred Seventy Seven (775,977) Shares shall be from the Second Option Shares and the right to purchase such shares shall expire on the Second Final Exercise Date, in each case subject to earlier termination pursuant to the terms of this Agreement and the Plan.

(c) The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the applicable Final Exercise Date or the termination of this option pursuant to Section 3 hereof or the Plan.

(d) For purposes of this Agreement, a “Change of Control” shall mean the occurrence of any of the following events:

(i) any merger or consolidation that results in the voting securities of Cerulean outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of Cerulean or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

(ii) any sale of all or substantially all of the assets of Cerulean;

(iii) the complete liquidation or dissolution of Cerulean; or

(iv) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities of Cerulean representing 50% or more of the combined voting power of Cerulean’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from Cerulean) by any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than Cerulean, any trustee or other fiduciary holding securities under an employee benefits plan of Cerulean or any corporation owned directly or indirectly by the stockholders of Cerulean in substantially the same proportion as their ownership of stock of Cerulean.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he exercises this option, is, and has been at all times since the applicable Grant Date, an employee officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the applicable Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the applicable Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the applicable Final Exercise Date while he is an Eligible Participant and the Company has not terminated such relationship for “Cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the applicable Final Exercise Date.

(e) Termination for Cause. If, prior to the applicable Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined in Section 4.3 of the Employment Agreement), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. If, prior to the applicable Final Exercise Date, the Participant is given notice by the Company of the termination of his employment by the Company for Cause (including without limitation pursuant to Section 4.3 of the Employment Agreement), and the effective date of such employment termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4.	Company Right of First Refusal.

(a) Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d) Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3) the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f) Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g) Conflict with Right of First Refusal and Co-Sale Agreement. The Participant is a party to the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of December 2, 2011 by and among the Company and certain of its stockholders (as it may be amended from time to time, the “Co-Sale Agreement”). If any of the terms or conditions of the Co-Sale Agreement conflict with this Agreement, the terms and conditions of the Co-Sale Agreement shall prevail.

(h) Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Common Stock immediately prior to such transaction beneficially own, directly or indirectly, more than 75% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(i) No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(j) Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5.	Agreement in Connection with Public Offering.

The Participant agrees, in connection with any initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the Financial Industry Regulatory Authority, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6.	Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the applicable Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

7.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

8.	Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

CERULEAN PHARMA INC.

By:	/s/ Jean M. Silveri

Name:	Jean M. Silveri

Title:	General Counsel

Schedule 1

Vesting Schedule in the Event of a Change of Control

1. The number of Shares which may be acquired on exercise of the option as a result of a Change of Control of the Company will be the number of Shares provided in the table below corresponding to the Range in which the Preliminary Closing Proceeds Per Share falls; provided, however, that if the calculation of the Closing Proceeds Per Share results in Closing Proceeds Per Share that falls within a Range lower than the Range in which the Preliminary Closing Proceeds Per Share falls, then the number of Shares which may be acquired on exercise of the option will be the number corresponding to such lower Range.

2. Definitions. For purposes of this Schedule 1, the following terms shall have the following meanings:

(a)	“Closing Proceeds” means the portion of the Total Proceeds available for distribution to holders of Common Stock at or around the closing of the Change of Control.

(b)	“Closing Proceeds Per Share” means the quotient of (i) the Closing Proceeds divided by (ii) the sum of (x) the total number of outstanding shares of Common Stock, on an as converted basis, (including shares of Common Stock underlying vested options) at the closing of the Change of Control (excluding any Shares which vest under the Option Awards) and (y) the number of Shares that may be acquired pursuant to the Option Awards based upon the Preliminary Closing Proceeds Per Share.

(c)	“Option Awards” means the option granted to the Dr. Fetzer evidenced by this Agreement, together with the option granted to Allan Crane evidenced by the agreement dated March 31, 2013.

(d)	“Preliminary Closing Proceeds Per Share” means the quotient of (i) the Closing Proceeds divided by (ii) the total number of outstanding shares of Common Stock, on an as converted basis, (including shares of Common Stock underlying vested options including any options which vest upon or immediately prior to the Change of Control) at the closing of the Change of Control, excluding, for the avoidance of doubt, the number of Shares that may be acquired pursuant to the Option Awards.

(e)

“Total Proceeds” means the aggregate total amount to be paid by the acquirer in connection with the Change of Control and which has been, is or will be available for distribution to holders of Common Stock, but in each case without giving effect to any payment to be made pursuant to any Contingent Consideration Award (as such term is defined in the cover letter hereto) made by the Company.

The Total Proceeds shall be a cash amount or converted into a cash amount based on the Board of Director’s good faith determination of the value.

3. The number of Shares which may be acquired on exercise of the option depends upon the Range in which the Preliminary Closing Proceeds Per Share falls. The applicable “Range” shall be determined as indicated in the following chart.

Preliminary Closing Proceeds Per Share Range	Number of Shares Vesting
Less than $2.49	0
$2.49 or greater but less than $4.15	486,475
$4.15 or greater but less than $4.98	972,950
$4.98 or greater	1,589,155

All figures referenced in the chart in this Section 3 under Preliminary Closing Proceeds Per Share Range are subject to appropriate adjustment by the Company’s Board of Directors in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock.

For the avoidance of doubt, no more than 1,589,155 Shares shall vest pursuant to this Schedule 1 and no more than 1,589,155 shall vest, in the aggregate, pursuant to this Schedule 1 and Schedule 2.

Schedule 2

Vesting Schedule in the Event of a Public Trading Event

1. First Vesting Event. The number of Shares which may be acquired on exercise of the option in connection with a Public Trading Event will be the number of Shares provided in the table below corresponding to the Range in which the first Per Share Public Trading Price in excess of $2.49 falls. The applicable “Range” shall be as determined as indicated in the following chart.

Per Share Public Trading Price Range	Number of Shares Vesting
$2.49 or greater but less than $4.15	486,475
$4.15 or greater but less than $4.98	972,950
$4.98 or greater	1,589,155

All figures referenced in the chart in this Section 1 under Per Share Public Trading Price Range are subject to appropriate adjustment by the Company’s Board of Directors in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock.

2. Subsequent Vesting Events. In the event some but not all of the Shares subject to the option and this Schedule 2 vest upon achievement of a Per Share Public Trading Price (a “Vesting Event”), additional Shares will vest upon each achievement of a Per Share Public Trading Price that falls within a higher Range provided in the chart in Section 1 hereof (such Shares, the “Additional Shares”). The number of Additional Shares that vest upon the achievement of a Per Share Public Trading Price that falls within a higher Range than that which triggered the prior Vesting Event(s) shall be (a) the number of Shares corresponding to such Per Share Public Trading Price in the chart in Section 1 hereof, less (b) the sum of (i) the number of Shares which vested upon the prior Vesting Event(s) and (ii) the number (if any) of Additional Shares that previously vested in accordance with this Section 2. For the avoidance of doubt, no more than 1,589,155 Shares shall vest pursuant to this Schedule 2 and no more than 1,589,155 shall vest, in the aggregate, pursuant to Schedule 1 and this Schedule 2.

3. For purposes of this Schedule 2, the following terms shall have the following meanings:

a.	“Per Share Public Trading Price” means the 90-day trailing volume weighted average stock price per share, at any time following any applicable Lock Up, calculated based on information reported by the over-the-counter market or national securities exchange on which the Company’s Common Stock is then quoted, listed or traded.

b.	“Lock-Up” means the period described in Section 5 of the Agreement or any similar period imposed as a result of or following shares of Common Stock being quoted, listed or admitted to trading on an over-the-counter market or national securities exchange.

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

Date:

Cerulean Pharma Inc.

840 Memorial Drive

Cambridge, MA 02139

Attention: Treasurer

Dear Sir or Madam:

I am the holder of an Incentive Stock Option granted to me under the Cerulean Pharma Inc. (the “Company”) 2007 Stock Incentive Plan on                      for the purchase of              shares of Common Stock of the Company at a purchase price of $         per share.

I hereby exercise my option to purchase              shares of Common Stock (the “Shares”), for which I have enclosed [cash] [a personal check] in the amount of             . Please register my stock certificate as follows:

Name(s):

Address:

Tax I.D. #:

I represent, warrant and covenant as follows:

1.	I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2.	I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3.	I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4.	I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5.	I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

Very truly yours,

(Signature)

- Exhibit A, page 2 -

Attachment 2

Cerulean Pharma Inc.

Contingent Consideration Award

AGREEMENT made this 31st day of March, 2013 between Cerulean Pharma Inc., a Delaware corporation (the “Company” or “Cerulean”) and Dr. Oliver Fetzer (the “Executive”). Section 2 of this Agreement contains the definitions used herein.

In the event of a Change of Control pursuant to which consideration in respect of shares held (whether directly or through options) by holders of Common Stock is payable on any date following the Closing Date, the Company agrees to make certain bonus payments to the Executive on the terms and conditions set forth herein.

1. Bonus Payments.

(a) General. If the Executive is an Eligible Participant on the Closing Date, then on each Payment Date other than the Closing Date, the Company (or its successor, as applicable) shall determine the Preliminary Total Proceeds Per Share. If the Preliminary Total Proceeds Per Share is equal to or greater than $2.49, the Company (or its successor, as applicable) shall determine the Total Proceeds Per Share. If the Total Proceeds Per Share is equal to or greater than $2.49, the Executive shall be entitled to a Bonus Payment on such Payment Date equal to (i) the product of (A) the Total Proceeds Per Share multiplied by (B) the Bonus Shares, less (ii) the sum of (A) the Aggregate Exercise Price and (B) any previous Bonus Payments made hereunder. All figures referenced in this Section 1(a) are subject to appropriate adjustment by the Board in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock.

(b) Form of Payment.

(i) Bonus Payments made to the Executive shall be made in the same form (whether cash, stock, other securities, contingent value rights, or otherwise) as the consideration paid to the Company or its shareholders in connection with the Change of Control on the applicable Payment Date.

(ii) If the consideration paid to the Company or its shareholders in connection with the Change of Control on the applicable Payment Date consists of capital stock that has not been registered under the Securities Act, and for which the Acquirer or the Company, as applicable, has not agreed to file a resale registration statement under the Securities Act within 60 days of the applicable Payment Date, such portion of the Bonus Payment to the Executive as is equal to the amount of the taxes payable by the Executive with respect to the Bonus Payment shall be made in cash at the time that the Bonus Payment is made pursuant to Section 1(c).

(iii) In the event that any portion of the Total Proceeds consists of consideration other than cash, the value of such non-cash consideration for purposes of determining the amounts payable to the Executive as Bonus Payments shall be the fair market value of such non-cash consideration as determined in good faith by the Board.

(c) Timing of Payment. Any Bonus Payment shall be paid to the Executive if and when a payment of a portion of the Total Proceeds is paid to the Company’s shareholders and in any case within 30 days after such payment to the Company’s shareholders.

2. Definitions. For purposes of this Agreement:

(a)	“Acquirer” means the acquiring or surviving corporation in a Change of Control.

(b)	“Additional Shares” means (i) the aggregate number of Shares (as such term is defined in each of the Option Awards) that would have vested under each of the Option Awards upon a Change of Control had the Total Proceeds Per Share been paid on or around the Closing Date; less (ii) the aggregate number of Shares which vested pursuant to each of the Option Awards immediately prior to the closing of the Change of Control.

(c)	“Aggregate Exercise Price” means the product of (i) the Exercise Price multiplied by (ii) the Bonus Shares.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Bonus Payment” means each amount payable to the Executive pursuant to this Agreement in the event of a Change of Control, determined in accordance with Section 1.

(f)	“Bonus Shares” means (i) the Additional Shares less (ii) the Additional Shares attributable to Mr. Crane’s Option Award.

(a)	“Change of Control” means the occurrence of any of the following events:

(i) any merger or consolidation that results in the voting securities of Cerulean outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of Cerulean or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

(ii) any sale of all or substantially all of the assets of Cerulean;

(iii) the complete liquidation or dissolution of Cerulean; or

(iv) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities of Cerulean representing 50% or more of the combined voting power of Cerulean’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from

Cerulean) by any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than Cerulean, any trustee or other fiduciary holding securities under an employee benefits plan of Cerulean or any corporation owned directly or indirectly by the stockholders of Cerulean in substantially the same proportion as their ownership of stock of Cerulean.

Notwithstanding the foregoing, any Change of Control must also constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

(g)	“Closing Date” means the closing date of the Change of Control.

(h)	“Code” means the Internal Revenue Code of 1986, as amended.

(i)	“Common Stock” means shares of the common stock, $0.0001 par value per share, of the Company.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)	“Exercise Price” means $0.27.

(l)	“Eligible Participant” shall have the meaning ascribed to it under the Executive’s Option Award.

(m)	“Option Awards” means the options granted to Dr. Fetzer pursuant to the agreement dated March 31, 2013 together with the option granted to Mr. Crane on February 7, 2013.

(n)	“Payment Date” means each date on which the Acquirer makes a payment in connection with the Change of Control which payment is available for distribution to the holders of Company Common Stock.

(o)	“Preliminary Total Proceeds Per Share” means the quotient of (i) the Total Proceeds dividend by (ii) the total number of outstanding shares of Common Stock, on an as converted basis, (including Common Stock underlying vested options (including any options which vest upon or immediately prior to the Change of Control)) as of the closing of the Change of Control.

(p)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(q)

“Total Proceeds” means, as of each Payment Date, the aggregate total amount paid by the Acquirer in connection with the Change of Control that is or has been available for immediate distribution to holders of Common Stock but in each case without giving effect to any payment to be made pursuant to this Agreement or any similar agreement between the Company and Mr. Crane. For the avoidance of doubt, for purposes of calculating each Bonus Payment payable pursuant to the terms of this Agreement, the Total Proceeds shall equal the sum of (i) the portion of the Total Proceeds then available for immediate distribution to holders of Common Stock and (ii) the portion of the Total Proceeds previously available for distribution to holders of Common Stock.

(r)	“Total Proceeds Per Share” shall mean the quotient of (i) the Total Proceeds divided by (ii) the sum of (x) the total number of outstanding shares of Common Stock, on an as converted basis, (including Common Stock underlying vested options (including any options which vest upon or immediately prior to the Change of Control)) as of the closing of the Change of Control and (y) the Additional Shares.

3. Withholding of Compensation. The Company (or its successor) or the Acquirer may withhold from any payments under the Agreement and from any other amounts payable to the Executive by the Company (or its successor, as applicable) any amount required to satisfy the income and employment tax withholding obligations arising under applicable laws in respect of a Bonus Payment. Without limiting the forgoing, the Company (or its successor) or the Acquirer may, in its sole discretion, satisfy the tax withholding obligations by withholding from any securities otherwise issuable to the Executive pursuant to the Agreement a number of whole shares of such issuable capital stock having a fair market value as of the date of payment not in excess of the minimum amount of tax required to be withheld by law. The Executive is encouraged to contact his personal legal or tax advisors with respect to the benefits provided by the Agreement. Neither the Company nor any of its employees, directors officers or agents is authorized to provide any tax advice to the Executive with respect to the benefits provided under the Agreement.

4. Miscellaneous.

(a) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

(b) No Right to Employment. This Agreement shall not be construed as giving the Executive the right to continued employment with the Company or any successor thereto or subsidiary thereof.

(c) Transferability. The right to receive a Bonus Payment may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Executive, either voluntarily or by operation of law.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restriction on transfer set forth in Section 4(c) of this Agreement.

(e) Assumption by Acquirer. The Company’s obligations to pay the Bonus Payments to the Executive hereunder will be deemed to have been appropriately satisfied if the Acquirer assumes such obligations and pays the Bonus Payments as provided hereunder.

(f) Section 409A. This Agreement is intended to comply with, or be exempt from, the provisions of Section 409A of the Code and shall be interpreted consistently therewith. It is intended that each installment of the payments provided under the Agreement is a separate “payment” for purposes of Section 409A. It is intended that all Bonus Payments to the Executive shall be paid in accordance with the rules set forth under Treasury Regulation Section 1.409A-3(i)(5)(iv). Neither the Company nor the Board makes any representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such section.

(f) Headings. The headings used herein are intended only for convenience and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(g) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CERULEAN PHARMA INC.

By:	/s/ Jean M. Silveri

Name:	Jean M. Silveri

Title:	General Counsel

EXECUTIVE

/s/ Oliver Fetzer
Dr. Oliver Fetzer

[Signature Page to Contingent Consideration Award Agreement]